UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 6, 2011

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2011, American Tire Distributors Holdings, Inc. (the “Company”), entered into the Second Amendment to Fifth Amended and Restated Credit Agreement (the “Second Amendment”) among American Tire Distributors Holdings, Inc., American Tire Distributors, Inc., Am-Pac Tire Dist. Inc., The Bowlus Service Company, Tire Wholesalers, Inc., ATD Acquisition Co. III, Inc., the lenders party thereto and Bank of America, N.A., as Administrative and Collateral Agent and Lender, which amended the Fifth Amended and Restated Credit Agreement dated as of May 28, 2010 (as amended, the “Credit Agreement”). The Second Amendment increases the revolving line of credit available under the Credit Agreement from $450 million to $650 million and extends the maturity date of the Credit Agreement to June 6, 2016. The Second Amendment also makes certain pricing and other changes to the Credit Agreement.

This summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 for a description of the Second Amendment, which is responsive to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 6, 2011, among American Tire Distributors Holdings, Inc., American Tire Distributors, Inc., Am-Pac Tire Dist. Inc., The Bowlus Service Company, Tire Wholesalers, Inc., ATD Acquisition Co. III, Inc., Lenders party thereto and Bank of America, N.A. as Administrative and Collateral Agent and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

June 9, 2011	By:	/s/ David L. Dyckman
		Name:	David L. Dyckman
		Title:	Director, Executive Vice President and Chief Financial Officer